Exhibit 10.2


                         FUNDING AND OPERATION AGREEMENT


     BY AND BETWEEN Old Mission Assessment Corporation, (hereinafter "OMAC") or its Assignee, Hamilton Aerospace Technology, Inc. (hereinafter "HAT") and certain individuals identified as follows:

         Ronald J. Clark
         Gordon D. Hamilton
         John Sawyer
         Micah Chapman (hereinafter referred to collectively or as "Individuals" or individually as "Clark," "G. D. Hamilton," "Sawyer" or "Chapman")

WHEREAS, HAT and Hamilton Aviation, Inc. (hereinafter "Hamilton") have entered into a Sale of Asset Agreement (hereinafter "SAA") dated 04/15/02.

WHEREAS, Hamilton currently holds and operates an FAA repair station certificate and has agreed to work with and contract with HAT at HAT's discretion for Hamilton to perform required repair station services on behalf of HAT on an as needed basis until HAT receives its FAA Certificate.

WHEREAS, Hamilton has agreed to provide a Lease/Purchase of certain equipment and inventory as designated by HAT which will be necessary for the FAA certification of HAT and the operation of the Repair Station by HAT, and that said Lease/Purchase will be subject to the SAA, but in the event that closing on the SAA does not occur by July 15, 2002, HAT may fully enforce the terms of the Lease/Purchase, which will then become controlling and supersede the SAA and, at such time, HAT may at its option, either purchase said inventory and equipment for cash or continue to purchase the equipment under the fully amortized schedule of the Lease/Purchase Agreement.

WHEREAS, OMAC and HAT desire to enter into this Agreement whereby HAT shall operate a large jet aircraft maintenance and modification facility in Tucson, AZ and OMAC shall make available funding for said new business. The consideration for said funding shall be the issuance of the initial HAT shares to OMAC.

WHEREAS, the Individuals identified above will cause to have certain facility equipment leases, inventory leases, purchase agreements, licenses, operating certificates, contracts for new business, provisions for qualified personnel, necessary insurance policies, operating manual employment and policy manuals and other things necessary for the efficient and legal operation of the intended new business. Consideration to said Individuals shall be set forth in the Corporate records as approved by the HAT Board of Directors on or before the SAA Closing Date in individual employment contracts with HAT. Consideration to Individuals shall be mutually acceptable employment agreements from HAT.

WHEREAS, OMAC has caused HAT to be incorporated in the State of Delaware and has provided initial funding of $10,000.00 to open the HAT bank account in Tucson, AZ.

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NOW THEREFORE, the Corporate Entities and the Individuals identified above
(hereinafter collectively referred to as "the Parties"), for the consideration described hereinafter, covenant and intend to be bound by the following conditions, provisions, and agreements as follows:

     I. HAMILTON AEROSPACE TECHNOLOGIES CORPORATE STRUCTURE
        ---------------------------------------------------

          a.) The Parties have agreed and will cause the following individuals to hold the position as Directors of HAT:

                           1. Ian Herman, Chairman
                           2. John Sawyer
                           3. Ronald J. Clark

          b.) The Parties have agreed and will cause the following individuals to hold the position as Officers as described below:

                           1. President - Ronald J. Clark
                           2. Treasurer - John Sawyer
                           3. Secretary - Ronald J. Clark
                           4. V. P. Business Development - John Sawyer
                           5. V. P. Component Overhaul - Micah Chapman
                           6. V. P. Operations - Jim Savastano
                           7. V. P. Contracts and Administration - Alan A. Bate

          c.) The Parties have agreed and will cause the following individuals to hold key employee positions as follows:

                           1. Chief Executive Officer and
                              General Manager - Gordon D. Hamilton
                           2. Chief Operating Officer - John Sawyer
                           3. Director of Maintenance - Phil Watkins
                           4. Director Quality Control - George Nakamura

     II. FAA REPAIR STATION LICENSE
         --------------------------


          a.) HAT shall fund the costs of obtaining the required FAA certificates of HAT to operate the repair station facility.

          b.) The Individuals will supply the required manuals, forms and other documents required by the FAA for issuance of the License and/or Certificate to HAT for the licenses set forth in Schedule 17.3 of the SAA.

          c.) HAT and the Individuals will hire, security check, drug test, and document as required by the FAA, all personnel necessary for HAT to hold said certificate at HAT's expense.

          d.) The Individuals will cause and provide the other elements necessary for the FAA certification (facility, inventory, equipment, tools, etc.) as described below herein.

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


     III. TUCSON AIRPORT AUTHORITY LEASE
          ------------------------------

          a.) The Individuals shall negotiate and provide a minimum five year lease on the +22 acre facility located at 6901 S. Park, Tucson, AZ., including existing improvements, which lease shall be between the Tucson Airport Authority (hereinafter "TAA") and HAT, in a form of lease with terms which are acceptable to HAT.

          b.) A further contingency to the closing of this Agreement shall be an acceptable opinion from a qualified law firm pertaining to potential environmental liabilities of the property.


     IV. EMPLOYMENT, POLICY AND PROCEDURES MANUALS
         -----------------------------------------

          a.) The Individuals shall provide and implement for HAT manuals for employment, policy, procedures and operations set forth as required by FAA regulations. The Individuals shall also provide and implement for HAT manuals for employment, policy, procedures and operations as required by the state and other regulatory agencies.

          b.) All such manuals will be of content and quality to provide for the economical and efficient operation for HAT.

     V. NEW BUSINESS MAINTENANCE CONTRACTS
        ----------------------------------

          a.) The Individuals shall use their best efforts on a full time basis to provide to HAT new business in a billable schedule that conforms to the minimum projections and growth schedule provided by HAT attached hereto as Exhibit A (Minimum Income Projection). It is expected by the Parties that new business and income will far exceed the MIP.

     VI. CCI ASSET ACQUISITION BY HAT
         ----------------------------

          a.) It is the intention of HAT to purchase the assets of the business known as Complete Controls, Inc. ("CCI") with capital or other instruments.

          b.) Said capital may be from the funding made available by OMAC as described below herein, or by funds generated from HAT operations, sale of stock or other instruments approved by the HAT Board of Directors.

          c.) Said acquisition is contingent upon a satisfactory agreement between HAT and CCI, and HAT obtaining an acceptable lease for the CCI premises from TAA.

          d.) Upon completion of the CCI acquisition by HAT, the assets and facilities of CCI may be merged by HAT with HAT's repair stations operations.

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          e.) Upon completion of the CCI acquisition by HAT, Chapman will be appointed as "V. P. Component Overhaul" and will participate with the consideration and benefits approved by the Board of Directors of HAT on terms similar to the compensation provided to the other Individuals. In the event that CCI acquisition is not completed for whatever reason, Chapman will not be considered as an "Individual" herein.

          f.) The CCI acquisition is not a contingency for the rest of the terms of this Agreement.

     VII. FUNDING BY OMAC
          ---------------

          a.) In consideration of the above and the issuance of 64.8% of the issued shares of HAT to OMAC, OMAC agrees to make available to HAT a minimum of $1,500,000 as needed for operations and expansion of HAT's intended Business Plan, as agreed upon and on terms acceptable to HAT and OMAC.

          b.) Said intended Business Plan includes the acquisition of the CCI assets, facility improvements to both the initial HAT leasehold and, if acquired, to the CCI leasehold, and other expenditures necessary and applicable to effectuate the HAT Business Plan.

          c.) This $1,500,000.00 funding by OMAC (which is to include in the calculation thereof all of OMAC's reasonable legal fees, marketing expenses, travel and other costs incurred by OMAC in its transactions with HAT) may be converted to a promissory note in favor of OMAC from HAT as approved by the HAT Board of Directors, in the event that OMAC and HAT determine and agree that a public offering of HAT is beneficial and appropriate to the Parties.

          d) This OMAC funding is anticipated to be in the form of $500,000.00 cash in the first 30 days of operation after the Closing of this Agreement as set forth in Section X, herein ("Closing") or after May 1, 2002, and as needed thereafter as determined by HAT's Board of Directors, and the Schedule and Applications of Funds attached herein, subject to approval by OMAC.

          e) OMAC shall have no liability or responsibility whatsoever for the business operations of HAT. OMAC's responsibilities and liabilities under this Agreement are limited only to its funding obligations under this Section IX, which funding obligations are in exchange for OMAC receiving the issuance of its shares in HAT.

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


     VIII. CONDITIONS PRECEDENT AND CLOSING DATE
           -------------------------------------

          a.) Upon the completion of the following conditions precedent, the parties agree to schedule a Closing Date which will be within three
          (3) business days after the last of the following conditions precedent are completed in a manner satisfactory to HAT and OMAC:

               1. Execution of the SAA and this Agreement;

               2. Adoption of the HAT By-Laws and corporate resolutions, ratified by the HAT shareholders, which detail the Individuals' compensation and employment contracts;

               3. The issuance of the FAA aviation repair station certificate to HAT;

               4. The execution of an acceptable lease by and between the Tucson Airport Authority and HAT for the 22 acre leasehold at 6901 S. Park Avenue, Tucson, Arizona 85706;

               5. The implementation of the HAT corporate structure by appropriate Corporate documents;

               6. Sufficient required personnel acceptable to HAT to begin operations by HAT;

               8. The execution by HAT of the new business contracts as represented by John Sawyer.


          b.) OMAC, at its option and discretion may continue to fund HAT as OMAC deems necessary to bridge HAT's operational requirements through to Closing.

     IX. MISCELLANEOUS
         -------------

          1. Liabilities Not Assumed. HAT shall not be responsible or liable for any liabilities whatsoever of Hamilton incurred or accrued prior to the Closing, including but not limited to work in progress.


          2. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or when received by trackable overnight carrier, addressed to G.D. Hamilton, Sawyer or Chapman at:

                  6901 S. Park Avenue
                  Tucson, AZ 85706


                  addressed to HAT, OMAC or Clark at:

                  OMAC
                  Attention: Corwin Foster
                  445 E. Front Street
                  Traverse City, Michigan 49686

         With copies to:

                  Ian M. Herman
                  3908 S. Ocean Blvd., Suite #1
                  Highland Beach, FL 33487

                                    and

                  Brian A. Sullivan, Esquire
                  Werb & Sullivan
                  300 Delaware Avenue
                  10th floor
                  Wilmington, DE 19899

or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

          4. Time. Time is of the essence of this Agreement.

          5. Survival. Any of the terms and covenants contained in this Agreement which require the performance of either party after the Closing shall survive the Closing and delivery of the deed.

          6. Waiver. Failure of any party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

          7. Assignment. Only OMAC may assign this Agreement without authorization from any other party. No assignment of this Agreement shall be permissible by any party, except OMAC, without the written consent of all the other parties.

          8. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          9. Venue. The parties to this Agreement agree that any action on this Agreement shall be brought in a court of competent jurisdiction located in New Castle County, Delaware.

          10. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court and/or appellate court.

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          11. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

          12. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

          13. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

          14. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

          15. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

          16. Prior Agreements. This document is the entire, final and complete agreement of the parties and supersedes and replaces all prior or existing written and oral agreements (including any earnest money agreement) between the parties or their representatives relating to the Property.

          17. Modifications Must Be in Writing. This Agreement may not be changed orally. All modifications of this Agreement must be in writing and must have be signed by each party.

          18. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.







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          19. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

          20. Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

          21. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

          22. Facsimile Signatures. Facsimile transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of any party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

          23. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

          24. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.


WHEREFORE the parties do hereby set their hand and seal this 15th day of April, 2002:



INDIVIDUALS:


-------------------------
by Ronald J. Clark



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


----------------------------------
by Gordon D. Hamilton


----------------------------------
by John Sawyer


----------------------------------
by Micah Chapman





OLD MISSION ASSESSMENT CORPORATION

----------------------------------
by Corwin Foster, President



HAMILTON AEROSPACE TECHNOLOGIES, INC.


----------------------------------
by Ronald J. Clark, President



                                  Page 9 of 9